Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Dave Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”)	416	(a)	331,404,740	(1)(2)	$9.38	(3)	$3,131,238,711	0.0000927	$290,266	—	—	—	—
	Warrants	Warrants to purchase Class A Common Stock	457	(g)	5,100,214	(4)	—	(5)	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—		—		—		—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—		—	—	—	—	—	—	—
	Total Offering Amounts								$3,131,238,711		$290,266
	Total Fees Previously Paid										—
	Total Fees Offsets										—
	Net Fee Due										$290,266
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional shares of Class A Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (a) 319,960,376 shares of Class A Common Stock of the registrant (the “Class A Shares”) registered for sale by the Selling Securityholders (as defined in the Registration Statement), including (i) 48,450,639 Class A Shares reserved for issuance upon the conversion of Class V Common Stock and (ii) 168,135 shares of Dave Class A Common Stock underlying Legacy Dave Options (as defined in the Registration Statement) held by certain former employees of Legacy Dave, and (b)(i) 5,100,214 shares of Class A Common Stock issuable upon the exercise of 5,100,214 warrants (the “Private Warrants”) originally issued by VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (“VPCC”), issued in a private placement transaction in connection with the initial public offering (“IPO”) of VPCC, and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined in the Registration Statement) at an exercise price of $11.50 per Class A Share, and (ii) 6,344,150 Class A Shares that are issuable upon the exercise of 6,344,150 warrants (the “Public Warrants” and, together with the Private Warrants, the “Dave Warrants”) originally issued to public shareholders of VPCC in its IPO, and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined in the Registration Statement) at an exercise price of $11.50 per Class A Share.

(3)

With respect to shares of Class A Common Stock described in clause (a) of footnote 2 above, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Class A Shares as reported on The Nasdaq Stock Market LLC on January 27, 2022 of $9.38 (which was within 5 business days of the date that the S-1 was first filed). With respect to shares of Class A Common Stock described in clause (b) of footnote 2 above, estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the Warrants of $11.50 per share.

(4)	Represents the resale of 5,100,214 Private Warrants.

(5)

In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Class A Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rules 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date